UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2015

ALPHA PRO TECH, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	01-15725	63-1009183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Centurian Drive, Suite 112 Markham, Ontario	L3R 9R2
(Address of Principal Executive Offices)	(Zip Code)

(905) 479-0654

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Appointments

On December 29, 2015, the Board of Directors (the “Board”) of Alpha Pro Tech, Ltd. (the “Company”) approved the appointment of Lloyd Hoffman as Chief Executive Officer of the Company, Colleen McDonald as Chief Financial Officer of the Company and Alexander W. Millar as Chairman of the Board, all effective as of January 4, 2016. Mr. Millar will continue to serve as President of the Company.

Mr. Hoffman, age 55, has served the Company in various capacities since 1991 and as Chief Financial Officer since 2002. Ms. McDonald, age 45, has worked with the Company for 20 years, most recently as Corporate Controller. Mr. Millar, age 74, has served as the Company’s President and as a director since 1989 and as Chief Executive Officer since September 23, 2015.

There is currently no employment agreement in place for either Mr. Hoffman or Ms. McDonald, and both will serve at the pleasure of the Board. In connection with the appointments described above, Mr. Hoffman’s annual base salary was increased to $500,000, and Ms. McDonald’s annual base salary was increased to $170,000. Mr. Millar’s employment with the Company will continue to be governed by his existing employment agreement as described in the Company’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2015, which was filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2015. Additional information on the Company’s executive compensation program can be found in the proxy statement for the Company’s 2015 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2015.

There are no arrangements or understandings between any of Mr. Hoffman, Ms. McDonald or Mr. Millar and any other person pursuant to which they were appointed to the positions described above. There are no family relationships between Mr. Hoffman, Ms. McDonald or Mr. Millar and any of the Company’s directors or officers. Neither Mr. Hoffman, Ms. McDonald nor Mr. Millar is a party to any transaction that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Lloyd Hoffman to the Board of Directors

Additionally, on December 29, 2015, upon the recommendation of the Board’s Nominating/Governance Committee, the Board approved the appointment of Lloyd Hoffman as a director of the Company, effective as of January 4, 2016.

Mr. Hoffman will not receive any additional compensation for his service as a director, and he will not serve on any committees of the Board at this time. There is no arrangement or understanding between Mr. Hoffman and any other person pursuant to which Mr. Hoffman was selected to serve as a director of the Company. As stated above, Mr. Hoffman is not a party to any transaction that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On December 29, 2015, the Company issued a press release announcing the appointments of Mr. Hoffman, Ms. McDonald and Mr. Millar as described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated December 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: December 30, 2015	By:	/s/ Lloyd Hoffman
Lloyd Hoffman
Chief Financial Officer